Back to Form 8-K
Exhibit 10.1

[Logo]	GEORGIA DEPARTMENT
OF COMMUNITY HEALTH

Nathan Deal, Governor	Clyde L. Reese Ill, Esq., Commissioner

2 Peachtree Street, NW I Atlanta, GA 30303-3159 I 404-656-4507 I www.dch.georgia.gov

March 3, 2014

Ms. Kathy Ryland
State Chief Operating Officer
WellCare of Georgia
211 Perimeter Center Parkway, NE
Suite 800
Atlanta, GA 303446

Re: PPACA Health Insurer Fee

Dear Ms. Ryland:

Section 9010 of the Patient Protection and Affordable Care Act (“PPACA”) and section 1406 of the Health Care and Education Reconciliation Act (“HCERA”) of 2010 imposes an annual fee on qualifying health insurers such as WellCare. The annual fee is effective 2014 and is scheduled to increase each year thereafter. As you are aware, WellCare’s Medicaid premiums are funded by both the State of Georgia and the federal government. Accordingly, the Georgia Department of Community Health will fund its share of WellCare’s annual Health Insurer Fee.

Specifically, the Department of Community Health will reimburse WellCare the amount of the Health Insurer Fee, including an adjustment for the full impact of the non-deductibility of the Health Insurer Fee for Federal and State tax purposes, including income and excise taxes related to the Affordable Care Act Premium attributable to WellCare’s Georgia Families membership. The WellCare Adjusted Fee shall be determined based on the final notification of the Health Insurer Fee amount WellCare’s corporate office receives from the United States Internal Revenue Service. The Department will pay their share of WellCare’s Health Insurer Fee amount through the capitation payment process in a manner developed by the Department and acceptable to the Centers for Medicare and Medicaid Services (“CMS”). The Department will complete its reconciliation within ninety (90) days of its receipt, from Well Care, of the final notice identifying the fee amount from the Internal Revenue Service and supporting documentation relevant to the amounts associated with the WellCare’s Georgia Families membership. Payment will be made as soon as administratively possible following calculation of the fee amount. As with all payments made by the Department, this proposed plan is contingent on the availability of State funds.

Should you have additional questions regarding this matter, please contact John Upchurch, Director of Reimbursement Services, at (404) 657-0229.

Health Information Technology | Healthcare Facility Regulation | Medical Assistance Plans | State Health Benefit Plan

Equal Opportunity Employer

Regards,
/s/ Clyde L. Reese III
Clyde L. Reese III, Esq.,
Commissioner

CLR/lrr

CC:	Jerry Dubberly, Chief, Medical Assistance Plans
John Upchurch, Director, Reimbursement Services

Health Information Technology | Healthcare Facility Regulation | Medical Assistance Plans | State Health Benefit Plan

Equal Opportunity Employer